  Exhibit 10.1

LOCK-UP AND NO SHORTING AGREEMENT

This LOCK-UP AND NO SHORTING AGREEMENT (this “Agreement”) is made as of _______ __, 2017, by and between the undersigned person or entity (the “Restricted Holder”) and Sincerity Applied Materials Holdings Corp. (formerly known as Symbid Corp.), a Nevada corporation (the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Acquisition Agreement (as defined below).

WHEREAS, pursuant to the transactions contemplated under that certain Acquisition Agreement, dated as of June 5, 2017, as amended on each of July 7,2107,July 21,2017, August 15, 2017, August 23,2107, September 1,2017 and September 15,2017 (the “Acquisition Agreement”), by and among the Parent, Sincerity Australia Pty Ltd., an Australian corporation (“SAPL”) and the sole shareholder/member of SAPL, SAPL will become a wholly owned subsidiary of Parent, and all of the outstanding capital stock of SAPL will be exchanged for shares of common stock of the Parent, par value $0.001 per share (the “Parent Common Stock”) on the terms set forth in the Acquisition Agreement (the “Acquisition”);

WHEREAS, in consideration with the closing of the Acquisition, Parent will complete the initial closing under a private placement offering (the “Private Placement Offering”) of a minimum of $150,000 and a maximum of $500,000in units of Parent securities (the “Units”), each Unit consisting of (i) one 12% Senior Secured Convertible Note (the “Note”) with a term of 13 months in the face (principal) amount of $10,000 convertible in the manner and on the terms set forth in the Note, and (ii) one warrant (the “Warrant”) to purchase shares of Common Stock exercisable in the manner and on the terms set forth in the Warrant; and

WHEREAS, the closing of the Acquisition and the Private Placement Offering are each conditioned on, among other things, the Restricted Holder’s entering into this Agreement with the Parent;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

(a) “Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable law to close.

(c) “Change of Control” means the transfer (whether by tender offer, Acquisition, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of Affiliated persons, of the Parent’s voting securities if, after such transfer, such person or group of Affiliated persons would hold more than 50% of the outstanding voting securities of the Parent (or the surviving entity).

(d) “Immediate Family” means any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.“Restricted Period” means the period of twenty-four (24) months commencing on the Closing Date of the Acquisition.

(e) “Restricted Securities” means all shares of Parent Common Stock held by the Restricted Holder and all securities held by the Restricted Holder that are convertible into or exercisable or exchangeable for shares of Parent Common Stock, in each case held immediately following the closing of the Private Placement Offering or thereafter acquired by any means (including, for the avoidance of doubt, any shares of Parent Common Stock or other securities of Parent received by the Restricted Holder pursuant to the Acquisition Agreement), and whether held beneficially or of record, but excluding any shares of Parent Common Stock purchased by the Restricted Holder in the Private Placement Offering or in the open market following the Private Placement Offering.

2. Restrictions.

(a) During the Restricted Period, the Restricted Holder will not, directly or indirectly: (i) offer, sell, assign, transfer, pledge, hypothecate, contract to sell, grant an option to purchase or otherwise dispose of, or announce the intention to so dispose of, any Restricted Securities or (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of any Restricted Securities (the actions described in clause (i) or (ii) above being hereinafter referred to as a “Disposition”). The foregoing restrictions are expressly agreed to preclude the Restricted Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any of the Restricted Securities of the Restricted Holder during the Restricted Period, even if such securities would be disposed of by someone other than the Restricted Holder.

(b) In addition, during the period of twelve (12) months commencing on the Closing Date of the Acquisition, the Restricted Holder will not, and the Restricted Holder will cause its Affiliates not to, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) with respect to any shares of Parent Common Stock, whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any shares of Parent Common Stock, borrow or pre-borrow any shares of Parent Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to shares of the Parent Common Stock or with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from shares of the Parent Common Stock or otherwise seek to hedge the Restricted Holder’s position in the Parent Common Stock.

(c) Notwithstanding anything contained herein to the contrary, the restrictions set forth in Section 2(a) shall not apply:

(i) if the Restricted Holder is a natural person, any transfers made by the Restricted Holder (A) to any member of the Immediate Family of the Restricted Holder or to a trust the direct or indirect beneficiaries of which are exclusively the Restricted Holder or members of the Restricted Holder’s Immediate Family, or (B) by bona fide gift, will or intestacy;

(ii) if the Restricted Holder is a corporation, partnership, limited liability company or other business entity, any transfers to a charitable organization, or to any stockholder, partner, manager, director, officer, Affiliate, employee or member of, or owner of a similar equity interest in, the Restricted Holder or its Affiliates, as the case may be;

(iii) if the Restricted Holder is a corporation, partnership, limited liability company or other business entity, any transfer made by the Restricted Holder:

(A)      in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Restricted Holder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Restricted Holder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement,

(B)        to another corporation, partnership, limited liability company or other business entity so long as the transferee is an Affiliate of the Restricted Holder, or

(C)       to any investment fund or other entity that controls or manages the Restricted Holder (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the Restricted Holder) if such transfer is not for value;

(iv) if the Restricted Holder is a trust, to a trustor or beneficiary of the trust if such transfer is not for value;

(v) any transfers of Restricted Securities to the Parent upon a vesting event or upon the exercise of options or warrants to purchase the Parent’s securities, in each case on a “cashless” or “net exercise” basis, including to cover tax withholding obligations of the Restricted Holder in connection with such vesting or exercise (and for the avoidance of doubt, any securities issued to the Restricted Holder upon such exercise shall be Restricted Securities subject to the restrictions set forth herein);

(vi) any transfers of the Restricted Securities pursuant to a court order or by operation of law, including pursuant to a domestic order or a negotiated divorce settlement;

(vii) any transfers of the Restricted Securities to the Parent pursuant to agreements under which the Parent has the option to repurchase such Restricted Securities or the Parent has a right of first refusal with respect to transfers of such Restricted Securities;

(viii) any transfers of the Restricted Securities pursuant to a bona fide third-party tender offer, acquisition, consolidation or other similar transaction made to all holders of Restricted Securities involving a Change of Control of the Parent (it being further understood that this Agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender Restricted Securities or other securities of the Parent in, any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth herein shall continue to apply should the completion of such transaction not occur, and provided, further, that such transaction has been approved by the Board of Directors of Parent.

(ix) The exercise of any right with respect to, or the taking of any other action in preparation for, a registration by the Parent of Restricted Securities; or

(x) Any Disposition by a Restricted Holder where the other party to such Disposition is another Restricted Holder.

provided, however, that

(A)         in the case of any transfer described in clause (i), (ii), (iii), (iv) or (vi) above, it shall be a condition to the transfer that the transferee execute and deliver to the Parent, not later than one Business Day prior to such transfer, a written agreement in substantially the form of this Agreement covering the transferred Restricted Securities for the balance of the Restricted Period (it being understood that any references to “Immediate Family” in the agreement executed by such transferee shall expressly refer only to the Immediate Family of the Restricted Holder and not to the Immediate Family of the transferee) and otherwise reasonably satisfactory in form and substance to the Parent;

(B)         in the case of any transfer described in clause (i), (ii), (iii), (iv), (vi) or (x) above, such transfers are not required to be reported under Section 16 of the Exchange Act, and the Restricted Holder does not otherwise voluntarily effect any public filing or report regarding such transfers during the Restricted Period (other than a filing on Form 5);

(C)         in the case of any transfer to the Parent described in clause (v) above, if the transfer is required to be reported under Section 16 of the Exchange Act, any filing under Section 16 of the Exchange Act related to such transfer shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in clause (v) above, (b) no shares were sold by the reporting person and (c) any remaining shares received upon exercise of an option or a warrant (net of any shares transferred in connection with such “cashless” or “net exercise” to cover tax withholding obligations) or the remaining vested shares are subject to a written agreement with the Parent in substantially the form of this Agreement for the balance of the Restricted Period; and

(D)         in the case of any transfer described in clause (viii) above, in the event that the tender offer, acquisition, consolidation or other such transaction is not completed, the Restricted Securities owned by the Restricted Holder shall remain subject to the restrictions contained in this Agreement; and

(E)         in the case of clause (ix) above, no actual transfer or other Disposition of the Restricted Holder’s Restricted Securities registered pursuant to the exercise of such rights under clause (ix) shall occur during the Restricted Period.

(d) Furthermore, during the Restricted Period, the Restricted Holder may exercise any rights to purchase, exchange or convert any stock options granted to the Restricted Holder pursuant to the Parent’s equity incentive plans or awards existing after the closing of the Acquisition or warrants or any other securities held by the Restricted Holder after the closing of the Acquisition, which securities are convertible into or exchangeable or exercisable for Parent Common Stock, and the Restricted Holder agrees that the shares of Parent Common Stock received upon such exercise, purchase, exchange or conversion shall be and remain Restricted Securities subject to the terms of this Agreement.

(e) In addition, the restrictions set forth in Section 2(a) shall not apply to the repurchase of Restricted Securities by the Parent in connection with the termination of the Restricted Holder’s employment or other service with the Parent or any of its subsidiaries.

(f) Notwithstanding anything herein to the contrary, nothing herein shall prevent the Restricted Holder from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales or other Dispositions of Restricted Securities under such plans during the Restricted Period; and provided that no public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the Restricted Holder or the Parent during the Restricted Period regarding the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan.

3. Legends; Stop Transfer Instructions.

(a) In addition to any legends to reflect applicable transfer restrictions under federal or state securities laws, each certificate representing Restricted Securities shall be stamped or otherwise imprinted with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AND NO SHORTING AGREEMENT, DATED AS OF SEPTEMBER 19, 2017, BETWEEN THE HOLDER HEREOF AND THE ISSUER, AND MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF.”

(b) The Restricted Holder hereby agrees and consents to the entry of stop transfer instructions with the Parent’s transfer agent and registrar against the transfer of the Restricted Securities except in compliance with this Agreement.

4. Miscellaneous.

(a) Material Inducement and Consideration.  The Restricted Holder acknowledges and agrees that its entering into this Agreement with Parent and its covenants and agreements herein are a material inducement to the Parent’s entering into the Acquisition Agreement and proceeding with the Acquisition and the Private Placement Offering, and Parent’s so doing constitute valuable consideration to the Restricted Holder.

(b) Specific Performance.  The Restricted Holder agrees that in the event of any breach or threatened breach by the Restricted Holder of any covenant, obligation or other provision contained in this Agreement, then the Parent shall be entitled (in addition to any other remedy that may be available to the Parent) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The Restricted Holder further agrees that neither the Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section, and the Restricted Holder irrevocably waives any right that he, she, or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Other Agreements.  Nothing in this Agreement shall limit any of the rights or remedies of the Parent under the Acquisition Agreement, or any of the rights or remedies of the Parent or any of the obligations of the Restricted Holder under any other agreement between the Restricted Holder and the Parent or any certificate or instrument executed by the Restricted Holder in favor of the Parent; and nothing in the Acquisition Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Parent or any of the obligations of the Restricted Holder under this Agreement.

(d) Notices.  All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing and will be deemed given to a party (i) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (ii) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., Eastern Time, on a Business Day, or the next Business Day after the date of transmission, if such notice or communication is delivered on a day that is not a Business Day or later than 5:00 P.M., Eastern Time, on a Business Day; (iii) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (iv) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Parent:	With a copy (which copy shall not constitute notice hereunder) to:
Sincerity Applied Materials Holdings Corp. P.O. Box 374 100 Toorak Road South Yarra, V1C 3141 Attn: Mr. Zhang Yiwen, CEO	CKR Law LLP 1330 Avenue of the Americas 14th Floor New York, NY 10019 Attn: Scott Rapfogel Facsimile: 212.259.8200
If to the Restricted Holder: To the address set forth on the signature page hereto.

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(e) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(f) Applicable Law; Jurisdiction.  THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties arising out of this Agreement, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the courts of the State of Ohio sitting in Cincinnati, and the United States District Court for the Southern District of Ohio sitting in Cincinnati; (ii) if any such action is properly commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to such United States District Court; (iii) EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY; and (iv) each of the parties irrevocably consents to service of process (in addition to any other means of service authorized by law) by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(g) Waiver; Termination.  No failure on the part of the Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Acquisition Agreement is terminated, this Agreement shall thereupon terminate.

(h) Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(i) Further Assurances.  The Restricted Holder hereby represents and warrants that the Restricted Holder has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the Restricted Holder is not a natural person), executed and delivered by the Restricted Holder and is a valid and binding agreement of the Restricted Holder.

(j) Entire Agreement.  This Agreement sets forth the entire understanding of the Parent and the Restricted Holder relating to the subject matter hereof and supersedes all other prior agreements and understandings between the Parent and the Restricted Holder relating to the subject matter hereof.

(k) Non-Exclusivity.  The rights and remedies of the Parent hereunder are not exclusive of or limited by any other rights or remedies which the Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(l) Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Parent and the Restricted Holder.

(m) Binding Nature.  This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the Restricted Holder (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the Restricted Holder.

(n) Survival.  Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Acquisition.

(o) Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above.

SINCERITY APPLIED MATERIALS HOLDINGS CORP. By: ____________________________________________ Name:Korstiaan Zandvliet Title:CEO

RESTRICTED HOLDER:

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